Corporate Communications
P: 615.269.8175
News Release
HEALTHCARE REALTY TRUST REPORTS RESULTS FOR THE SECOND QUARTER

ALL DATA IS PRESENTED ON A PRE-MERGER BASIS, UNLESS OTHERWISE NOTED

NASHVILLE, Tennessee, August 9, 2022 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the second quarter ended June 30, 2022. The Company reported net income of $6.1 million, or $0.04 per diluted common share, for the quarter ended June 30, 2022. Normalized FFO for the three months ended June 30, 2022 totaled $67.0 million, or $0.45 per diluted common share. Please note that all information is presented on a pre-merger basis, unless otherwise noted.
Salient quarterly highlights include:
•Normalized FFO per share totaled $0.45, an increase of 4.7% from $0.43 in the second quarter of 2021.
•Same store cash NOI for the second quarter increased 3.3% over the prior year. For the trailing twelve months ended June 30, 2022, same store cash NOI grew 2.8%.
•Predictive growth measures in the same store portfolio include:
◦Average in-place rent increases of 2.94%
◦Future annual contractual increases of 3.1% for leases commencing in the quarter
◦Weighted average cash leasing spreads of 3.4% on 205,000 square feet renewed:
▪4% (<0% spread)
▪—% (0-3%)
▪83% (3-4%)
▪13% (>4%)
◦Tenant retention of 78.4%
•Portfolio leasing activity in the second quarter totaled 447,000 square feet related to 145 leases:
◦291,000 square feet of renewals
◦156,000 square feet of new and expansion leases
•The Company previously announced the acquisition of eight medical office buildings totaling 219,000 square feet for $117.6 million in the second quarter of 2022.
•Also during the second quarter, the Company acquired five medical office buildings for $46.2 million totaling 141,000 square feet.
◦In Raleigh, three buildings for $27.5 million totaling 85,000 square feet, including two medical office buildings for $20.5 million totaling 68,000 square feet that are adjacent to A2 rated WakeMed's Cary Hospital campus. Including HTA properties, the Company now owns 13 buildings in this cluster totaling 478,000 square feet and 1.1 million square feet in this market.
◦In Tampa, two medical office buildings for $18.7 million totaling 56,000 square feet and located adjacent to Aa2 rated BayCare's St. Joseph Hospital campus. Including HTA properties, the Company now owns 20 buildings in this market totaling 1.0 million square feet.

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•Subsequent to the end of the quarter, the Company acquired an 11,000 square foot medical office building in Seattle for $4.9 million. This building is located adjacent to Aa3 rated EvergreenHealth Medical Center. The Company now owns two buildings in this cluster and 1.6 million square feet in this market.
•Net debt to adjusted EBITDA was 5.7 times at the end of the quarter.
•A dividend of $0.31 per share was paid in May, which equaled 82.6% of FAD. For the trailing twelve months, dividends paid equaled 86.4% of FAD.
•A prorated dividend of $0.2010 per share was paid on July 19, 2022 for stockholders of record on July 14, 2022. The remainder of the $0.31 per share quarterly common stock dividend, equal to $0.1090 per share, is payable on August 30, 2022 to stockholders of record on August 15, 2022.

HTA pre-merger quarterly highlights:

•Net income for the three months ended June 30, 2022 was $14.2 million or $0.06 per diluted common share.
•Normalized FFO per share totaled $0.43.
•Same store cash NOI for the second quarter increased 1.6% over the prior year.
•Portfolio leasing activity in the second quarter totaled 833,000 square feet related to 240 leases:
◦550,000 square feet of renewals
◦283,000 square feet of new and expansion leases
•HTA's second quarter 2022 Supplemental Information is available on the Company's website (www.healthcarerealty.com)

Strategic transaction update:

•On July 20, 2022, the Company completed its strategic combination with Healthcare Trust of America ("HTA"), creating the preeminent medical office building REIT.
•The Company borrowed from its $1.1 billion asset sale term loan to temporarily fund the $4.82 per share special cash dividend to HTA shareholders. The Company will repay the term loan with proceeds from asset sales and joint ventures. To date, the Company has closed $433 million in joint ventures and asset sale transactions. Transactions totaling $613 million are under contract and expected to close in August. Combined, the weighted average cap rate of these transactions is just under 4.8%. By the end of the third quarter, the Company expects to complete the remaining sales that will bring the total to over $1.1 billion.
•On July 20, 2022. the Company entered into its amended and restated credit facility, including the following components:
◦a $1.5 billion revolving credit facility;
◦$1.5 billion of term loans, including $650 million of new capacity
•On July 20, 2022, the Company combined the surviving Healthcare Realty subsidiary with HTA's existing operating partnership to maintain its UPREIT structure going forward. The UPREIT structure aligns the combined company's unsecured debt obligations in the operating partnership and provides tax efficient strategies for future acquisitions.
•On July 22, 2022, the Company exchanged $1.1 billion of former Healthcare Realty senior notes for newly issued notes of Healthcare Realty Holdings, L.P. to align all corporate level debt under the operating

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partnership. The Company has $3.7 billion of unsecured notes in eight tranches with expirations through 2031.
•On August 2, 2022, the Company’s Board of Directors authorized the repurchase of up to $500.0 million of outstanding shares of the Company’s common stock either in the open market or through privately negotiated transactions, subject to market conditions, regulatory constraints, and other customary conditions.

Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. As of the closing of the Healthcare Realty-Healthcare Trust of America merger on July 20, 2022, the Company was invested in over 700 real estate properties totaling more than 40 million square feet and provided leasing and property management services to over 30 million square feet nationwide.

Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information. In addition to the historical information contained within, this press release contains certain forward-looking statements with respect to the Company. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: failure to realize the expected benefits of the Merger; significant transaction costs and/or unknown or inestimable liabilities; the risk that HTA’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for the Company, including the uncertainty of expected future financial performance and results of the Company; the possibility that, if the Company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Company’s common stock could decline; general adverse economic and local real estate conditions; changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in the Company’s proposed market areas; changes in accounting principles generally accepted in the US; policies and guidelines applicable to REITs; the availability of properties to acquire; the availability of financing; pandemics and other health concerns, and the measures intended to prevent their spread, including the currently ongoing COVID-19 pandemic; and the potential material adverse effect these matters may have on the Company’s business, results of operations, cash flows and financial condition. Additional information concerning the Company and its business, including additional factors that could materially and adversely affect the Company’s financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in the Company’s 2021 Annual Report on Form 10-K and in its other filings with the SEC.

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Consolidated Balance Sheets [1]
ALL DATA IS PRESENTED ON A PRE-MERGER BASIS, UNLESS OTHERWISE NOTED
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	JUNE 30, 2022	DECEMBER 31, 2021
Real estate properties
Land	$456,306	$387,918
Buildings, improvements and lease intangibles	4,673,026	4,458,119
Personal property	11,799	11,761
Investment in financing receivables, net	118,446	186,745
Financing lease right-of-use assets	71,632	31,576
Construction in progress	16,728	3,974
Land held for development	22,952	24,849
Total real estate investments	5,370,889	5,104,942
Less accumulated depreciation and amortization	(1,402,509)	(1,338,743)
Total real estate investments, net	3,968,380	3,766,199
Cash and cash equivalents	34,312	13,175
Assets held for sale, net	—	57
Operating lease right-of-use assets	126,204	128,386
Investments in unconsolidated joint ventures	210,781	161,942
Other assets, net	209,200	189,160
Total assets	$4,548,877	$4,258,919

LIABILITIES AND STOCKHOLDERS' EQUITY
	JUNE 30, 2022	DECEMBER 31, 2021
Liabilities
Notes and bonds payable	$2,063,755	$1,801,325
Accounts payable and accrued liabilities	84,210	86,108
Liabilities of properties held for sale	—	294
Operating lease liabilities	94,748	96,138
Financing lease liabilities	62,195	22,551
Other liabilities	66,102	67,387
Total liabilities	2,371,010	2,073,803
Commitments and contingencies
Stockholders' equity
Preferred stock, $.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 300,000 shares authorized; 151.637 and 150,457 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	1,516	1,505
Additional paid-in capital	4,002,526	3,972,917
Accumulated other comprehensive loss	(1,250)	(9,981)
Cumulative net income attributable to common stockholders	1,314,515	1,266,158
Cumulative dividends	(3,139,440)	(3,045,483)
Total stockholders' equity	2,177,867	2,185,116
Total liabilities and stockholders' equity	$4,548,877	$4,258,919
1The Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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Consolidated Statements of Income [1]
ALL DATA IS PRESENTED ON A PRE-MERGER BASIS, UNLESS OTHERWISE NOTED
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2022	2021	2022	2021
Revenues
Rental income	$140,632	$128,486	$279,121	$256,874
Interest from financing receivables, net	1,957	510	3,887	510
Other operating	2,738	2,427	5,213	4,378
	145,327	131,423	288,221	261,762
Expenses
Property operating	57,010	51,509	114,474	103,724
General and administrative	10,540	8,545	21,576	17,044
Acquisition and pursuit costs	1,352	670	2,655	1,414
Merger-related costs	7,085	—	13,201	—
Depreciation and amortization	55,731	49,826	109,772	99,905
	131,718	110,550	261,678	222,087
Other income (expense)
Gain on sales of real estate assets	8,496	20,970	53,280	39,860
Interest expense	(15,543)	(13,261)	(29,204)	(26,523)
Loss on extinguishment of debt	—	—	(1,429)	—
Impairment of real estate assets	—	(5,078)	25	(5,912)
Equity loss from unconsolidated joint ventures	(307)	(146)	(652)	(220)
Interest and other income (expense), net	(125)	(262)	(206)	238
	(7,479)	2,223	21,814	7,443
Net Income	$6,130	$23,096	$48,357	$47,118

Basic earnings per common share - Net income	$0.04	$0.16	$0.32	$0.33
Diluted earnings per common share - Net income	$0.04	$0.16	$0.32	$0.33

Weighted average common shares outstanding - basic	149,676	141,917	149,321	140,354
Weighted average common shares outstanding - diluted	149,739	142,049	149,397	140,468

1The Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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Reconciliation of FFO, Normalized FFO and FAD
ALL DATA IS PRESENTED ON A PRE-MERGER BASIS, UNLESS OTHERWISE NOTED
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2022	2021	2022	2021
Net income	$6,130	$23,096	$48,357	$47,118
(Gain) on sales of real estate assets	(8,496)	(20,970)	(53,280)	(39,860)
Impairment of real estate asset	—	5,078	(25)	5,912
Real estate depreciation and amortization	57,334	51,199	112,991	102,510
Unconsolidated JV depreciation and amortization	2,807	1,354	5,176	2,168
Funds from operations (FFO)	$57,775	$59,757	$113,219	$117,848
Acquisition and pursuit costs [1]	1,352	670	2,655	1,414
Merger-related costs	7,085	—	13,201	—
Lease intangible amortization	584	(6)	893	(78)
Non-routine legal costs/forfeited earnest money received [2]	140	—	231	(500)
Debt financing costs	—	283	1,429	283
Unconsolidated JV normalizing items	83	55	178	82
Normalized FFO	$67,019	$60,759	$131,806	$119,049
Non-real estate depreciation and amortization	556	641	1,016	1,314
Non-cash interest amortization [3]	747	897	1,458	1,791
Provision for bad debt, net	16	57	159	(22)
Straight-line rent income, net	(1,327)	(1,194)	(2,536)	(2,289)
Stock-based compensation	3,356	2,627	7,055	5,647
Unconsolidated JV non-cash items	(242)	(354)	(513)	(711)
Normalized FFO adjusted for non-cash items	70,125	63,433	138,445	124,779
2nd generation TI	(5,051)	(4,748)	(9,950)	(9,937)
Leasing commissions paid	(3,475)	(3,804)	(7,242)	(4,997)
Capital additions	(4,557)	(6,077)	(7,177)	(8,096)
Maintenance cap ex	(13,083)	(14,629)	(24,369)	(23,030)
Funds available for distribution (FAD)	$57,042	$48,804	$114,076	$101,749
FFO per common share - diluted	$0.38	$0.42	$0.75	$0.83
Normalized FFO per common share - diluted	$0.45	$0.43	$0.88	$0.84
FFO weighted average common shares outstanding - diluted [4]	150,545	142,914	150,203	141,323

1Acquisition and pursuit costs include third party and travel costs related to the pursuit of acquisitions and developments.
2Non-routine legal costs include expenses related to two separate disputes; one with a contractor on a $59 million completed construction project and another with a tenant on a violation of use restrictions. Forfeited earnest money received related to a disposition that did not materialize.
3Includes the amortization of deferred financing costs and discounts and premiums.
4The Company utilizes the treasury stock method which includes the dilutive effect of nonvested share-based awards outstanding of 806,310 and 806,487, respectively for the three and six months ended June 30, 2022.

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Reconciliation of Non-GAAP Measures
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

Management considers funds from operations ("FFO"), FFO per share, normalized FFO, normalized FFO per share, funds available for distribution ("FAD") to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses, lease intangible amortization and other normalizing items that are unusual and infrequent in nature. FAD is presented by adding to Normalized FFO non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense and provision for bad debts, net; and subtracting maintenance capital expenditures, including second generation tenant improvements and leasing commissions paid and straight-line rent income, net of expense. The Company's definition of these terms may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. FFO, Normalized FFO and FAD do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO, Normalized FFO and FAD should be reviewed in connection with GAAP financial measures.

Management believes FFO, FFO per share, Normalized FFO, Normalized FFO per share, and FAD provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, Normalized FFO per share and FAD can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs.

Cash NOI and Same Store Cash NOI are key performance indicators. Management considers these to be supplemental measures that allow investors, analysts and Company management to measure unlevered property-level operating results. The Company defines Cash NOI as rental income and less property operating expenses. Cash NOI excludes non-cash items such as above and below market lease intangibles, straight-line rent, lease inducements, lease termination fees, tenant improvement amortization and leasing commission amortization. Cash NOI is historical and not necessarily indicative of future results.

Same Store Cash NOI compares Cash NOI for stabilized properties. Stabilized properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, stabilized properties exclude properties that were recently acquired or disposed of, properties classified as held for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.
The Company utilizes the redevelopment classification for properties where management has approved a change in strategic direction for such properties through the application of additional resources including an amount of capital expenditures significantly above routine maintenance and capital improvement expenditures. These properties are described in additional detail in Footnote 6 to the Condensed Consolidated Financial Statements.
Any recently acquired property will be included in the same store pool once the Company has owned the property for eight full quarters. Newly developed or redeveloped properties will be included in the same store pool eight full quarters after substantial completion.

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